UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 23, 2020
AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street,	Waltham,	Massachusetts	02451
(Address of Principal Executive Offices)			(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 23, 2020 (the “Effective Date”), AMAG Pharmaceuticals, Inc. and it subsidiary, Perosphere Pharmaceuticals Inc. (collectively, “AMAG”) entered into a License and Commercialization Agreement (the “Agreement”) with Norgine B.V. (“Norgine”). Under the terms of the Agreement, AMAG will grant Norgine an exclusive license, with the right to grant sublicenses, to develop and commercialize ciraparantag (the “Product”) in certain countries in Europe, Australia and New Zealand (the “Norgine Territory”). Ciraparantag is in development for use in patients treated with direct oral anticoagulants and low molecular weight heparin when reversal of the anticoagulant effect of these products is needed for emergency surgery, urgent procedures or due to life-threatening or uncontrolled bleeding.

AMAG will oversee a Phase 3 clinical program (the “Phase 3 Program”) to support regulatory approval of the Product by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), and the Medicines and Healthcare Products Regulatory Agency (the “MHRA”). AMAG has agreed to use commercially reasonable efforts to conduct the activities set forth in a development plan for the Phase 3 Program to be agreed by the parties, including a pivotal clinical trial intended to be sufficient to support the filing for regulatory approval with the FDA, the EMA and the MHRA. Norgine will be responsible for the regulatory filings and any clinical trials specifically required for approval of the Product in the Norgine Territory and will hold all marketing authorizations in the Norgine Territory.
AMAG will be responsible for manufacturing and supplying the Product necessary for development and commercialization in the Norgine Territory, pursuant to a supply agreement(s) to be entered into by the parties. Norgine will have the option of assuming the responsibility for manufacturing the Product in the event of a material breach of a supply agreement, failure to enter an agreement with third party contract manufacturers to supply required quantities of the Product, the supply price of the Product exceeds certain benchmarks, or a supply disruption (as defined in the Agreement).

During the term of the Agreement, Norgine may not develop, manufacture or commercialize any agent that reverses, reduces, or otherwise inhibits the effects of one or more of the following anticoagulants as indicated on the approved label for such agent: rivaroxaban, apixaban, edoxaban and/or enoxaparin sodium injection (a “Competitive Product”) anywhere in the world, and AMAG may not develop, manufacture or commercialize a Competitive Product anywhere in the Norgine Territory.

Pursuant to the terms of the Agreement, and subject to the conditions set forth therein, Norgine is required to make the following payments to AMAG: (i) $30 million of total upfront consideration on the Effective Date and (ii) one-third of the actual and reasonable out-of-pocket costs and expenses incurred by AMAG in connection with conduct of the Phase 3 Program pursuant to a mutually agreed upon budget.

In addition, pursuant to the terms of the Agreement, AMAG will be eligible to receive from Norgine: (i) up to $70 million contingent upon achieving certain regulatory milestones (of which $40 million will be paid by AMAG to the former equity holders of Perosphere Pharmaceuticals Inc. pursuant to the Agreement and Plan of Merger with Perosphere Pharmaceuticals, Inc. filed as Exhibit 2.2 to our Annual Report on Form 10-K for the year ending December 31, 2019) and (ii) up to $190 million contingent upon meeting certain sales milestones.

Norgine is also obligated to pay AMAG tiered double-digit royalties as a percentage of annual net sales of the Product in the Norgine Territory. The royalties will expire on a country-by-country basis on the latest to occur of (i) the tenth anniversary of the date of first commercial sale of the Product in such country, (ii) the expiration of the last-to-expire AMAG licensed patent having a valid claim covering the drug substance, the drug product, a method of using (including, without limitation, a dose or dosing regimen), or a method of treatment, in each case related to the Product in such country; or (iii) the expiration of the latest period during which regulatory exclusivity applies to the Product in such country. Such royalties are subject to reduction in the event that: (a) Norgine must license additional third party patents in order to develop, manufacture (as permitted in the Agreement) or commercialize the Product or (b) generic competition occurs with respect to the Product in a given country, subject to an aggregate cap on such reductions of royalties otherwise payable to AMAG. After the expiration of the applicable royalty term in a given country, the license for the Product in such country will become a fully paid-up, royalty-free, perpetual and irrevocable license, and will remain exclusive until the launch of a generic product in such country.

AMAG and Norgine have made customary representations and warranties and have agreed to certain customary covenants, including confidentiality and indemnification.

The Agreement expires on the date of expiration of all royalty obligations due thereunder unless earlier terminated in accordance with the agreement. In addition, Norgine has the right to terminate the Agreement without cause in its entirety after the two year anniversary of the Effective Date, upon prior written notice to AMAG. Either party may terminate the Agreement for cause if the other party materially breaches, and, if curable, such material breach remains uncured for certain agreed upon time frames. Norgine has the ability to elect not to terminate the Agreement in the case of a material breach, in which case future payments owed to AMAG would be reduced by a specified percentage. AMAG may also terminate the Agreement in the event Norgine challenges the validity of a licensed patent, and either party may terminate the Agreement if the other party is unable to perform its obligations due to a force majeure event.

The foregoing is only a summary of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties under such agreement. The foregoing summary is qualified in its entirety by reference to the available text of the Agreement, a redacted copy of which AMAG expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter in which such agreement is entered.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of AMAG Pharmaceuticals Inc., dated July 23, 2020 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Executive Vice President, General Counsel, Chief Business Officer & Corporate Secretary

Dated:	July 23, 2020

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